Exhibit 10.1

CONCEPTUS, INC.

JOSEPH SHARPE STOCK OPTION AGREEMENT

This JOSEPH SHARPE STOCK OPTION AGREEMENT (the “Agreement”) is entered into effective as of January 21, 2013 (the “Grant Date”), by and between Conceptus, Inc. (the “Company”) and Joseph Sharpe (“Participant”).

This Option (as defined below) is being granted as an inducement material, within the meaning of NASDAQ Listing Rule 5635(c)(4), for Participant to enter into employment with the Company pursuant to that certain offer of employment letter, dated as of December 7, 2012, by and between the Company and Participant (the “Offer Letter”). The grant of the Option contemplated hereby shall be in full satisfaction of the Company’s obligation to grant an Option to Participant pursuant to the Offer Letter. Capitalized terms used herein shall have the meanings given to such terms in Section 4.16 of this Agreement.

ARTICLE 1.

GRANT OF OPTION

1.1 Grant of Option. In consideration of Participant’s agreement to commence and continue in employment with the Company or a Subsidiary and as an inducement material, within the meaning of NASDAQ Listing Rule 5635(c)(4) to enter into such employment, and for other good and valuable consideration, effective as of the Grant Date, the Company hereby grants to Participant an option (the “Option”) to purchase twenty-five thousand (25,000) shares (the “Shares”) of the Company’s common stock, par value $0.003 per share (“Common Stock”), at an exercise price of $21.61 per Share (the “Exercise Price”) upon and subject to the terms and conditions set forth in this Agreement. This Option shall be a Non-Qualified Stock Option.

1.2 Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in this Agreement shall confer upon Participant any right to continue as a Service Provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

1.3 Employment Inducement Grant. This Option is intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding stockholder approval of “stock option plans” and other “equity compensation arrangements.” This Agreement and the terms and conditions of this Option granted hereby shall be interpreted in accordance and consistent with such exemption. Participant acknowledges and agrees that Participant has not been previously employed in any capacity by the Company or a Subsidiary, or if previously employed, has had a bona-fide period of non-employment, and that the grant of the Option is an inducement material to Participant’s agreement to enter into employment with the Company or Subsidiary.

ARTICLE 2.

PERIOD OF EXERCISABILITY

2.1 Commencement of Exercisability.

(a) Subject to Sections 2.2 and 2.3 hereof, the Option shall become vested and exercisable by Participant (i) with respect to one-eighth (1/8th) of the Shares subject thereto on the six (6)-month anniversary of January 21, 2013 (the “Vesting Commencement Date”) and (ii) with respect to one-forty-eighth (1/48th) of the Shares subject thereto on each monthly of the Vesting Commencement Date thereafter, subject to Participant’s continued status as a Service Provider through each such vesting date. Notwithstanding the foregoing, but subject to Section 2.1(b) below, if the Company experiences a Change in Control, the Option shall become fully vested and exercisable with respect to all Shares subject thereto (to the extent not then-vested and exercisable) upon such Change in Control, subject to Participant continued status as a Service Provider through the date of the Change in Control.

(b) No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Board, the Compensation Committee of the Board or such other committee of the Board as shall be duly authorized (collectively, the “Administrator”) or as set forth in a written agreement between the Company and Participant.

2.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in Section 2.1(a) are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in Section 2.1(a) shall remain vested and exercisable until it becomes unexercisable under Section 2.3 hereof. In addition, notwithstanding anything herein to the contrary, the vesting of the Option may be accelerated by the Administrator at such times and in such amounts as it shall determine in its sole discretion.

2.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The seventh (7th) anniversary of the Grant Date (the “Expiration Date”);

(b) The expiration of three (3) months from the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death or as a result of total and permanent disability as defined in Section 22(e)(3) of the Code; or

(c) The expiration of twelve (12) months from the date of Participant’s Termination of Service by reason of Participant’s death or as a result of total and permanent disability as defined in Section 22(e)(3) of the Code.

ARTICLE 3.

EXERCISE OF OPTION

3.1 Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3 hereof, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

3.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.2 hereof.

3.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.3 hereof:

(a) An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b) The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which shall be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 3.4 hereof that is acceptable to the Company;

(c) Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable law, rule or regulation; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

3.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) Cash or check;

(b) With the consent of the Administrator, surrender of Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c) Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).

3.5 Tax Withholding. Participant shall pay to the Company by one of the permitted payment methods under Section 3.4, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of Shares acquired upon exercise of an Option or otherwise related to an Option or Shares acquired in connection with an Option. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement withhold, or allow Participant to elect to have the Company withhold Shares otherwise issuable under the Option (or allow the surrender of Shares). Unless determined otherwise by the Administrator, the number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such Shares in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant or vesting of the Option or the issuance of Shares.

3.6 Conditions to Issuance of Shares. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares of Common Stock or issued Shares of Common Stock which have been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges on which the Common Stock is then listed;

(b) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 3.4 hereof; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

As a condition to the exercise of the Option, the Company may require the person exercising the Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

3.7 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Except as provided in Section 4.5 below, no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

ARTICLE 4.

OTHER PROVISIONS

4.1 Administration. The Administrator shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Option.

4.2 Whole Shares. The Option may only be exercised for whole Shares.

4.3 Option Not Transferable. Unless otherwise determined by the Administrator, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.4 Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.5 Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a) Other than in connection with an Equity Restructuring (as defined below), in the event of any combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the Share price of the Stock, the Administrator may make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (i) the terms and conditions of the Option, (ii) the number and kind of Shares (or other securities or property) subject to the Option, and/or (iii) the exercise price per share of the Option.

(b) Other than in connection with an Equity Restructuring, in the event of any transaction or event described in Section 4.5(a), or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Company determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Agreement or to facilitate such transaction or event or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (i) the termination of the Option in exchange for an amount of cash and/or property, if any, equal to the amount that would have been obtained upon the exercise of the Option or realization of Participant’s rights had the Option been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 4.5(b), the Administrator determines in good faith that no amount would have been attained upon the exercise of the Option or realization of Participant’s rights, then the Option may be terminated by the Company without payment) or (ii) the replacement of the Option with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that the Option shall be fully vested and exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in this Agreement;

(iii) To provide that the Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

(iv) To provide that immediately upon the consummation of such event, the Option cannot vest or be exercised and shall terminate; provided, that for a specified period of time prior to such event, the Option shall be exercisable as to all Shares covered thereby, and the restrictions imposed under this Agreement upon some or all Shares may be terminated, notwithstanding anything to the contrary in this Agreement.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 4.5(a) and 4.5(b), the number and type of securities subject to the Option and the exercise price thereof will be proportionately adjusted. The adjustments provided under this Section 4.5(c) shall be nondiscretionary and shall be final and binding on Participant and the Company.

(d) The existence of this Agreement shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(e) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the Share price, including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of the Option during a period of thirty (30) days prior to the consummation of any such transaction.

4.6 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.6, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 3.1 hereof by written notice under this Section 4.6. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.8 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.9 Conformity to Securities Laws. Participant acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act (as defined below) and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.10 Amendments, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.

4.11 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 4.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

4.12 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Agreement, if Participant is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.13 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersede in its entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.14 Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

4.15 Limitation on Participant’s Rights. Entry into this Agreement confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust and shall not have any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.

4.16 Certain Definitions. As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” shall mean the occurrence of any of the following events:

(i) a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsection (i) or (iii) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the two (2)-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) after which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this definition as beneficially owning fifty percent (50%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) the Company’s stockholders approve a liquidation or dissolution of the Company.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto. In addition, notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred unless the transaction or event giving rise to such Change in Control also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code.

(c) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(d) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

(e) “Director” means a member of the Board.

(f) “Employee” means any person, including an officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

(g) “Equity Restructuring” means a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects Shares of Common Stock (or other securities of the Company) or the Share price of Common Stock (or of other securities) and causes a change in the per Share value of the Common Stock underlying the Option.

(h) “Fair Market Value” means, as of any given date, the value of a Share determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, the closing sales price of a Share as reported in The Wall Street Journal or such other source as the Company may deem reliable for such purposes, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred;

(ii) if the Common Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or

(iii) if Common Stock is not publicly traded, the fair market value established in good faith by the Administrator.

(j) “Non-Qualified Stock Option” shall mean a stock option not intended to meet the requirements of Sections 422 of the Code.

(k) “Service Provider” means an Employee, Director or Consultant.

(l) “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

(m) “Termination of Service” means the termination of Participant’s status as a Service Provider.

(Signature Page Follows)

By Participant’s acceptance, Participant agrees to be bound by the terms and conditions of the Agreement and make the following representation: “I have reviewed the Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing the Agreement and fully understand all provisions of the Agreement. I hereby agree to accept as final, binding, and conclusive all decisions or interpretations of the Committee upon any questions arising under the Agreement. I acknowledge and agree that the Agreement sets forth the entire understanding between me and the Company regarding the acquisition or issuance of stock in the Company and supersedes all prior oral and written agreements regarding the acquisition or issuance of stock in the Company.”

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONCEPTUS, INC.	PARTICIPANT

/s/ Gregory E. Lichtwardt	/s/ Joseph Sharpe
By: Gregory E. Lichtwardt	Joseph Sharpe

Its: Executive Vice President